Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of April 10, 2019, is entered into by and between Evofem Biosciences, Inc., a Delaware corporation (the “Company”), and each of those entities listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”). Such entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser.”
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof and/or Regulation D, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, (i) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) warrants in the forms attached hereto in Exhibit B-1 and Exhibit B-2 to purchase Common Stock (each, a “Common Warrant” and collectively, the “Common Warrants” and collectively with the Shares, the “Securities”).
WHEREAS, in connection with the consummation of the purchase and sale of the Securities, the Company and each Purchaser shall execute and deliver the Registration Rights Agreement, in the form attached hereto as Appendix III (the “Registration Rights Agreement”).
WHEREAS, in connection with the consummation of the purchase and sale of the Securities, the Company, Invesco Asset Management Limited (“Invesco”), acting as agent for and on behalf of its discretionary managed clients (the “Invesco Funds”), and Woodford Investment Management Limited acting on behalf of funds under its management (“WIM”) will enter into the Voting and Support Agreement, in the form attached hereto as Appendix IV (the “Voting and Support Agreement”).
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

SECTION 1.	Definitions

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1:
“Closing” means each of the First Closing and the Second Closing, as appropriate.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” shall have the meaning ascribed to such term in the recitals to this Agreement.
“Common Warrants” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Common Warrant Shares” means the shares of Common Stock issuable upon exercise of the Common Warrants.
“Company” shall have the meaning ascribed to such term in the recitals to this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Cap” has the meaning set forth in Section 2.4(a).
“First Closing” has the meaning set forth in Section 3.1(a).
“First Closing Date” has the meaning set forth in Section 3.1(a).
“First Closing Purchase Amount” means, as to a Purchaser, the aggregate amount to be paid for the First Closing Securities purchased hereunder as specified opposite such Purchaser’s name on Exhibit A attached hereto, under the column entitled “Aggregate Purchase Price of First Closing Securities,” in United States Dollars and in immediately available funds.
“First Closing Securities” means the Shares and the Common Warrants sold in the First Closing.
“First Closing Shares” has the meaning set forth in Section 2.1.
“First Closing Common Warrants” has the meaning set forth in Section 2.1.
“Per Unit Purchase Price” has the meaning set forth in Section 2.1.
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
“Purchase Notice” has the meaning set forth in Section 2.2.
“Purchase Right” has the meaning set forth in Section 2.2.
“Registration Rights Agreement” has the meaning ascribed to such term in the recitals to this Agreement.
“SEC Documents” has the meaning set forth in Section 4.5.
“Second Closing” has the meaning set forth in Section 3.2(a).
“Second Closing Date” has the meaning set forth in Section 3.2(a).
“Second Closing Purchase Amount” means, as to a Purchaser, the aggregate amount to be paid for the Second Closing Securities purchased hereunder as specified opposite such Purchaser’s name on Exhibit A attached hereto, under the column entitled “Aggregate Purchase Price of Second Closing Securities,” in United States Dollars and in immediately available funds.
“Second Closing Securities” means the Shares and the Common Warrants sold in the Second Closing.
“Second Closing Shares” has the meaning set forth in Section 2.2.

“Second Closing Common Warrants” means has the meaning set forth in Section 2.2.
“Securities” shall have the meaning ascribed to such term in the recitals to this Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of any Second Closing Securities and any Shares of Common Stock issuable upon exercise of the Common Warrants.
“Stockholder Meeting” has the meaning set forth in Section 8.7.
“Transaction Documents” means this Agreement, the Common Warrants, the Registration Rights Agreement, the Voting and Support Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Voting and Support Agreement” has the meaning ascribed to such term in the recitals to this Agreement.
“Warrant Exercise Price” has the meaning set forth in Section 2.1.

SECTION 2.	PURCHASE AND SALE of the shares and common warrants

2.1    First Closing. On the First Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell to PDL BioPharma, Inc., and PDL BioPharma, Inc. will purchase, (a) the number of Shares set forth under the heading “Number of Shares to be Purchased in the First Closing” on Exhibit A attached hereto (the “First Closing Shares”) and (b) Common Warrants to purchase 0.25 shares of Common Stock for every one Share purchased in the First Closing (for the avoidance of doubt, the respective numbers of Common Warrant Shares issuable upon exercise of the Common opposite the names of the Purchasers under the heading “Number of Common Warrant Shares Underlying Common Warrants Purchased in the First Closing” on Exhibit A attached hereto) (the “First Closing Common Warrants”), at a price per Share and accompanying Common Warrant equal to $4.50 (the “Per Unit Purchase Price”). The Common Warrants shall have an exercise price per Common Warrant Share equal to $6.38 (the “Warrant Exercise Price”).

2.2    Second Closing. On any business day during the period beginning on the First Closing Date and ending on June 10, 2019, and upon the terms and subject to the conditions set forth herein, the Purchasers shall have the right and the option, but not the obligation (the “Purchase Right”), by delivery to the Company of a purchase notice signed by each Purchaser (the “Purchase Notice”), to require the Company to issue and sell to each Purchaser, in which case each Purchaser shall purchase, severally and not jointly, (a) the respective number of Shares set forth opposite the names of the Purchasers under the heading “Number of Shares to be Purchased in the Second Closing” on Exhibit A attached hereto (the “Second Closing Shares”) and (b) Common Warrants to purchase 0.25 shares of Common Stock for every one Share purchased in the Second Closing (for the avoidance of doubt, the respective numbers of Common Warrant Shares issuable upon exercise of the Common Warrants to be purchased at the Second Closing are set forth opposite the names of the Purchasers under the heading “Number of Common Warrant Shares Underlying Common Warrants Purchased in the Second Closing” on Exhibit A attached hereto) (the “Second Closing Common Warrants”), at a price per Share and accompanying Common Warrant equal to the Per Unit Purchase Price, subject to the purchase rights set forth in Section 8.13. The Common Warrants shall have an exercise price per Common Warrant Share equal to the Warrant Exercise Price.

2.3    Adjustments for Stock Dividends and Splits. In the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock and the other anti-dilution events set forth in the Company’s outstanding warrants after the effectiveness of this Agreement and prior to the First Closing or the Second Closing, as the case may be, the number of shares of Common Stock to be sold to a Purchaser in such Closing, the number of Common Warrant Shares issuable upon the exercise of the Common Warrants issued in such Closing, and the Per Unit Purchase Price and the Warrant Exercise Price for such Closing, shall be appropriate adjusted and Exhibit A attached hereto shall be updated accordingly.

2.4    Compliance with Rules of Principal Market.

(a)     The Company shall not issue or sell (i) such number of First Closing Securities to any Purchaser pursuant to this Agreement as would result in such Purchaser (individually or together with any other Person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) owning more than 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that such First Closing shall have occurred (with such ownership percentage calculated in accordance with Nasdaq rules relating to compliance with Nasdaq Rule 5635(b)) (the “Exchange Cap”), or (ii) any Second Closing Securities, in each case, unless and until Stockholder Approval shall have been obtained and become effective.
(b)    The Company shall not issue any Securities pursuant to this Agreement if such issuance would reasonably be expected to result in (i) a violation of the Securities Act or (ii) a breach of the rules and regulations of the Nasdaq Stock Market (or any successor entity).
(c)    The provisions of this Section 2.4 shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the Securities Act and the rules and regulations of the Nasdaq Stock Market.

SECTION 3.	CLOSING AND DELIVERY.

3.1    First Closing.

(a)     Upon the satisfaction of the conditions set forth in Section 6.1, the completion of the purchase and sale of the First Closing Securities pursuant to this Agreement (the “First Closing”) shall occur remotely via exchange of documents and signature on the third trading day following the date hereof or at such other date and place as may be agreed to by the Company and PDL BioPharma, Inc. (the date of the First Closing, the “First Closing Date”).
(b)     On the First Closing Date, PDL BioPharma, Inc. shall deliver or cause to be delivered to the Company the First Closing Purchase Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to PDL BioPharma, Inc. by the Company on or prior to the First Closing Date.
(c)    On the First Closing Date, the Company shall deliver or cause to be delivered to an account held by Wells Fargo Securities an amount equal to 6% of the First Closing Purchase Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to the Company by Wells Fargo Securities on or prior to the First Closing Date.

3.2     Second Closing.

(a)    Subject to the satisfaction of the conditions set forth in Section 6.2, the completion of the purchase and sale of the Second Closing Securities pursuant to this Agreement (the “Second Closing”) shall occur remotely, if at all, as soon as reasonably practicable following, and in any event within 3 trading days after, receipt by the Company of the Purchase Notice, or at such other date and place as may be agreed to by the Company and the Purchasers at least 5 trading days before such intended other date (the date of the Second Closing, the “Second Closing Date”).
(b)    On the Second Closing Date, each Purchaser shall deliver or cause to be delivered to the Company such Purchaser’s Second Closing Purchase Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Purchaser by the Company on or prior to the Second Closing Date.
(c)    On the Second Closing Date, the Company shall deliver or cause to be delivered to an account held by Wells Fargo Securities an amount equal to 6% of the Second Closing Purchase Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to the Company by Wells Fargo Securities on or prior to the Second Closing Date.
3.3     Issuance and Delivery.

(a)    At each of the First Closing and the Second Closing, if any, the Company shall issue, deliver or cause to be delivered to each Purchaser the following, in each case subject to adjustment as provided in Section 2.3: (i) evidence satisfactory to such Purchaser of book-entry Shares registered in the name of such Purchaser, in an amount equal to the number of Shares set forth opposite the name of such Purchaser under the heading “Number of Shares to be Purchased in the First Closing” or “Number of Shares to be Purchased in the Second Closing,” as applicable, on Exhibit A attached hereto; and (ii) a Common Warrant registered in the name of such Purchaser, to purchase up to the number of Common Warrant Shares set forth opposite the name of such Purchaser under the heading “Number of Common Warrant Shares Underlying Common Warrants Purchased in the First Closing” or “Number of Common Warrant Shares Underlying Common Warrants Purchased in the Second Closing,” as applicable, on Exhibit A attached hereto; provided, however, that the issue and sale by the Company of the Securities pursuant to this Agreement shall be subject to the limitations (including, for the avoidance of doubt, the Exchange Cap with respect to the First Closing Securities) as provided in Section 2.4; provided, further, that WIM shall only receive Common Warrants in the form attached hereto in Exhibit B-2.
(b)     The name(s) in which the Securities are to be issued to each Purchaser are set forth in the Purchaser Questionnaire and the Selling Stockholder Notice and Questionnaire in the form attached hereto as Appendix I and II (the “Purchaser Questionnaire” and the “Selling Stockholder Questionnaire”, respectively), as completed by each Purchaser, which shall be provided to the Company no later than the date hereof.
3.4      Delivery of the Registration Rights Agreement. As of the date hereof, the Company and each Purchaser (in the case of Invesco, as agent for and on behalf of the Invesco Funds) shall execute and deliver the Registration Rights Agreement, pursuant to which the Company will agree to provide certain registration rights in respect of the resale by the Purchasers of the Securities under the Securities Act, and the rules and regulations promulgated thereunder.

SECTION 4.	REPRESENTATIONS and WARRANTIES OF THE COMPANY.

Except as set forth on the Schedule of Exceptions delivered to the Purchasers concurrently with the execution of this Agreement (the “Schedule of Exceptions”) or as otherwise described in the SEC Documents (as defined below) prior to the date hereof, which disclosures qualify these representations and warranties in their entirety, the Company hereby represents and warrants as of the date hereof, as follows:
4.1    Organization. The Company and each of its subsidiaries are duly organized, validly existing as a corporation or other legal entity and in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization. The Company and each of its subsidiaries are duly licensed or qualified as a foreign corporation or other legal entity for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses in which they are engaged as described in the SEC Documents (as defined below), except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, prevent or materially interfere with the consummation of the transactions contemplated hereby, materially lengthen the anticipated timing of regulatory acceptance and approval for any of the Company’s multi-purpose vaginal pH regulator (“MVP-R”) gel product candidates (including Amphora), adversely and materially impact the Company’s intellectual property rights regarding its MVP-R gel technology (including, for the avoidance of doubt, licensed intellectual property), or adversely and materially impact the anticipated market opportunity for any of the Company’s products (a “Material Adverse Effect”).

4.2    Subsidiaries. Except as set forth in the SEC Documents, the Company owns, directly or indirectly, all of the equity interests in each of its subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. No subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

4.3    Corporate Power; Authorization. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver the Transaction Documents, sell and issue the Securities as contemplated by the Transaction Documents and carry out and perform all of its obligations under the Transaction Documents. Each Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of the Registration Rights Agreement may be limited by federal or state securities Laws or public policy considerations in respect thereof.

4.4    Issuance and Delivery of the Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws, and, assuming the accuracy of the representations made by each Purchaser in Section 5, will be delivered in compliance with all applicable federal and state securities laws. The Common Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Common Warrants in accordance with their terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable and will be sold free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and, assuming the accuracy of the representations and warranties in Section 5, will be delivered in compliance with all applicable federal and state securities laws. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Securities. Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act.

4.5    SEC Documents. Since January 17, 2018, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission under Sections 13, 14(a) and 15(d) of the Exchange Act in the two years preceding the date hereof on a timely basis, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company on or following January 17, 2018 with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.6    Financial Statements. The financial statements of the Company, together with the related notes and any supporting schedules thereto, included in the SEC Documents (the “Financial Statements”) present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company and each of its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified as of the dates and for the periods indicated. The Financial Statements and any supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries included in or incorporated by reference into the SEC Documents is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). To the Company’s knowledge, Deloitte & Touche LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) with respect to the Company.

4.7    Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of common stock and 5,000,000 shares of undesignated preferred stock. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has not issued any capital stock since the date of its most recently filed SEC Document other than to reflect stock option and warrant exercises and vesting of restricted stock units that do not, individually or in the aggregate, have a material affect on the issued and outstanding capital stock, options and other securities. As of March 31, 2019, there were (i) 28,712,174 shares of the Company’s Common Stock issued (including 510,500 shares of unvested restricted stock) and outstanding and no shares of the Company’s preferred stock issued and outstanding; (ii) options to purchase 5,767,002 shares of the Company’s Common Stock outstanding; (iii) no unvested restricted stock units and (iv) warrants to purchase 3,587,853 shares of the Company’s Common Stock outstanding. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding.  Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.  Except as provided in the Registration Right Agreement, the issuance of Securities pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution rights, and, other than as set forth in the SEC Documents, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, in each case except as have been duly and validly waived.

4.8    Litigation. There are no actions, suits or proceedings by or before any governmental authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any governmental authority, to which the Company or a subsidiary is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, (i) if determined adversely to the Company or any of its subsidiaries, would have would have a material adverse impact on the Company and its business and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any governmental authority or threatened by others, or (ii) would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; and (A) there are no current or pending audits, investigations, actions, suits or proceedings by or before any governmental authority that are required under the Securities Act to be described in the SEC Documents that are not so described; and (B) there are no contracts or other documents that are required under the Securities Act to be filed that are not so filed.

4.9    Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Transaction Documents except for (a) the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which the Securities are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the approval by the Nasdaq Stock Market of the listing of the additional shares, (c) the filing of one or more registration statements and all amendments thereto with the Commission as contemplated by the Registration Rights Agreement and (d) with respect to the issuance of Securities in the Second Closing, if any, the Stockholder Approval in accordance with Nasdaq Rule 5635(b).

4.10    No Violation or Default. Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Securities) conflict with, result in a breach or violation of, or imposition of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or each of its subsidiaries pursuant to, (i) the charter, by-laws or similar organizational documents of the Company or each of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties (including, without limitation, the U.S. Food and Drug Administration (“FDA”)), or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of each of clauses (ii) and (iii), where such breaches, violations, defaults, liens, charges or encumbrances would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

4.11    No Material Adverse Change. Since the date of the latest audited financial statements included within the SEC Documents, there has not been:

(i)     any material change in the authorized capital, assets, liabilities, financial condition, business or operations of the Company and its subsidiaries taken as a whole from that reflected in the financial statements included in the Company’s most recently filed SEC Document;
(ii)     any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;
(iii)     any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;
(iv)     any waiver, not in the ordinary course of business, by the Company or any subsidiary of the Company of a material right or of a material debt owed to it;
(v)     any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);
(vi)     any change or amendment to the Company’s certificate of incorporation or by-laws, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;
(vii)     any material transaction entered into by the Company other than in the ordinary course of business;
(viii)     the loss of the services of any key employee, or material change in the compensation or duties of the senior management of the Company;
(ix)     any action taken by the by the Company or a subsidiary of the Company to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge that any of the creditors of the Company or a subsidiary of the Company intend to initiate involuntary bankruptcy proceedings, nor has the Company or any subsidiary of the Company received any notice from any such creditor threatening any such action;

(x)    other than as discussed with the Purchasers, any material change in the Company’s accounting policies or in the Company’s internal controls over financial reporting; or
(xi)     any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.
4.12    Consents and Permits. Except as disclosed in the SEC Documents, the Company and its subsidiaries have made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign governmental authority (including the FDA, the United States Drug Enforcement Administration or any other foreign, federal, state, provincial or local governmental authorities engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials) necessary for the ownership or lease of their respective properties or to conduct its current businesses as described in the SEC Documents (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. To the extent required by applicable laws of the FDA, the Company or the applicable subsidiary has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring; all such submissions were in material compliance with applicable laws when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions. The Company and each subsidiary possess such valid and current Permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

4.13    Regulatory Filings. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has failed to file with the applicable governmental authority (including the FDA, or any foreign, federal, state, provincial or local governmental authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a material adverse impact on the Company and its business; except as disclosed in the SEC Documents, all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a material adverse impact on the Company and its business. The Company has operated and currently is, in all material respects, in compliance with the United States Federal Food, Drug, and Cosmetic Act, all applicable rules and regulations of the FDA and other federal, state, local and foreign governmental authority exercising comparable authority.

4.14    Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (including all goodwill associated with the foregoing) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by any of the Company or its subsidiaries (including upon commercialization of products or services described in the SEC Documents as under development) except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a material adverse impact on the Company and its business. Except as disclosed in the SEC Documents, (i) and to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property owned by the Company and its subsidiaries, including no liens, security interest, or other encumbrances; (ii) to the Company’s knowledge, there is no infringement, misappropriation or other violation of any such Intellectual Property by any third party; (iii) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s and its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property; and (v) to the Company’s knowledge, there is no pending or, threatened action, suit, proceeding or claim by others that the Company and its subsidiaries infringe, misappropriate or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others.

The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company is contingent upon maintaining the confidentiality thereof. All founders, current and former employees, contractors, consultants and other parties materially involved in the development of Intellectual Property for the Company have signed confidentiality and invention assignment agreements with the Company, pursuant to which the Company either (x) has obtained ownership of and is the exclusive owner of such Intellectual Property, or (y) has obtained a valid right to exploit such Intellectual Property, sufficient for the conduct of its business as currently conducted.
The Company has provided to PDL BioPharma, Inc. a list of its intellectual property rights, including a schedule of patents, which list is complete, current and accurate in all material respects.
4.15    Clinical Studies. The preclinical studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the SEC Documents (the “Company Studies and Trials”) were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of the Company Studies and Trials, and the results thereof, contained in the SEC Documents are accurate and complete in all material respects; the Company is not aware of any tests, studies or trials not described in the SEC Documents, the results of which reasonably call into question the results of the Company Studies and Trials described in the SEC Documents; and the Company has not received any notice or correspondence from the FDA or any foreign, state or local governmental authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any of the Company Studies and Trials. The Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations thereunder in conducting the Company Studies and Trials. To the Company’s knowledge, none of the Company Studies and Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA (or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) to have engaged in scientific misconduct. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA and comparable regulatory agencies outside of the United States to which the Company is subject.

4.16    Disclosure. The Company understands and confirms that the Purchasers will rely on the Representations in this Section 4 in effecting transactions in securities of the Company.  To the knowledge of the executive officers of the Company, all due diligence materials regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company to the Purchasers upon their request are, when taken together with the SEC Documents and the Schedule of Exceptions, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.17    Contracts. Each franchise, contract or other document of a character required as of the date hereof to be described in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Securities Act and the rules and regulations promulgated thereunder is so described or filed.

4.18    Properties and Assets. The Company and its subsidiaries have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property owned by them that are material to the businesses of the Company or such subsidiary, in each case free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Any real or personal property leased by the Company and any of its subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its subsidiaries complies with all applicable laws (including building and zoning laws and laws relating to access to such properties), except if and to the extent disclosed in the SEC Documents or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries or otherwise have a Material Adverse Effect. None of the Company or its subsidiaries has received from any governmental authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.

4.19    Possession of Licenses and Permits. Except in such cases that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries (i) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) from, and have made all declarations, filings, listings, registrations, reports and submissions with, the appropriate federal, state, local or foreign governmental or regulatory authorities including, without limitation, from the FDA and equivalent foreign regulatory authorities, in each case that are necessary or material to the conduct of the business now conducted, (ii)

have not received any notice of proceedings relating to the revocation or modification of any Licenses, and (iii) are not in violation of, or in default under, any such License.

4.20    Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

4.21    Investment Company. Neither the Company nor any of its subsidiaries is, and, after giving effect to the offering and sale of the Securities, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940 (the “Investment Company Act”).

4.22    Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except as would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; and the Company has obtained directors’ and officers’ insurance in such amounts as is customary for issuers of similar size and development stage.

4.23    Compliance with Nasdaq Requirements. The Company is in compliance with applicable rules of the Nasdaq Stock Market, including the continued listing requirements thereunder. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

4.24    Internal Control over Financial Reporting; Sarbanes-Oxley Matters. The Company and each of its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the SEC Documents). Since the date of the latest audited financial statements of the Company included in the latest SEC Document, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the SEC Documents). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(f) and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its subsidiaries is made known to the certifying officers by others within those entities. The Company has taken all actions reasonably necessary to ensure that it will be in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act that are then in effect, and is taking all reasonable steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon the Company at all times after the effectiveness of such provisions.

4.25    Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened which would result in a Material Adverse Effect.

4.26    Brokers and Finders. Other than with respect to any placement agent agreed to by the Company and the Purchasers or as set forth on Schedule 4.26, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Purchaser shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.26 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

4.27    Market Activities. Neither the Company nor any of its subsidiaries, officers, directors, nor to the Company’s knowledge, any of its affiliates has taken or will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of any security of the Company or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

4.28    No General Solicitation. Neither the Company nor any of its subsidiaries, officers, directors, any person acting on its or their behalf, nor to the Company’s knowledge, any of its affiliates, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

4.29    No Integrated Offering. Neither the Company nor any of its subsidiaries, officers, directors, any person acting on its or their behalf, nor to the Company’s knowledge, any of its affiliates, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any Company security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

4.30    Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

4.31    Interested Stockholder. Pursuant to the Company’s certificate of incorporation, the Company is not governed by Section 203 of the Delaware General Corporation Law.

4.32    ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

4.33    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering laws of all jurisdictions to which the Company or its subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.34    No Improper Practices. (i) Neither the Company nor its subsidiaries, nor any director, officer, or employee of the Company or any subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the SEC Documents; (ii) no relationship, direct or indirect, exists between or among the Company or any subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any subsidiary, on the other hand, that is required to be described in the SEC Documents that is not so described; (iii) except as described in the SEC Documents, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (iv) the Company has not offered, or caused any placement agent to offer, securities to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any subsidiary or any of their respective products or services, and, (vi) neither the Company nor any subsidiary nor any director, officer or employee of the Company or any subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient or securing any improper advantage, or (C) made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

4.35    Sanctions.

(a)    The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director or officer, nor, to its knowledge, any employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (xx), “Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including Cuba, Iran, North Korea, Syria and the Crimea Region of the Ukraine) (the “Sanctioned Countries”).
(b)    The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(c)     The Entity represents and covenants that, for the past 5 years, it has not engaged in, is not now engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.
4.36    Environmental Laws. The Company and each of its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

4.37    Compliance with Laws. Each of the Company and its subsidiaries: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or its Subsidiaries, including the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal false statements and representations law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalties laws (42 U.S.C. § 1320a-7a), the exclusions law, the Medicare statute (Title XVIII of the Social Security Act), the Medicaid statute (Title XIX of the Social Security Act), the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, and any other similar local, state, federal, national, supranational and foreign laws and regulations applicable to the Company or its Subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear healthcare provider” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action; (H) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental authority; and (I) has not, nor to its knowledge has any of its respective employees, officers or directors, been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

5.1    Each Purchaser hereby severally, and not jointly, represents and warrants to the Company that:

(a)Such Purchaser is a duly organized, validly existing corporation, limited partnership or limited liability company and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement.

(b)Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(c)Such Purchaser has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company and its subsidiaries, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Purchaser acknowledges that the Company has made available the SEC Documents. Based on the information such Purchaser has deemed appropriate, and without reliance upon any placement agent, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(d)The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account (or in the case of Invesco, the Invesco Funds’ account), not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Such Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144 under the Securities Act (“Rule 144”), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(e)Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by the Transaction Documents (i) are consistent with its financial needs, objectives and condition, (ii) comply and are consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (iii) do not and will not violate or constitute a default under such Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Purchaser is bound and (iv) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Securities.

(f)The execution, delivery and performance by such Purchaser of the Transaction Documents to which such Purchaser is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(g)Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. Such Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker-dealer”) or an entity engaged in a business that would require it to be so registered and is not affiliated with a registered broker dealer or an entity engaged in a business that would require it to be so registered. Such Purchaser is not party to any agreement for distribution of any of the Securities.

(h)Such Purchaser shall have completed or caused to be completed and delivered to the Company at no later than the date hereof, the Purchaser Questionnaire and the Selling Stockholder Questionnaire for use in preparation of each of the registration statements meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement) (each, a “Registration Statement”), and the answers to the Purchaser Questionnaire and the Selling Stockholder Questionnaire are true and correct in all material respects as of the date of this Agreement and will be true and correct as of each Closing and the effective date of each Registration Statement; provided, that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of each such Registration Statement.

(i)Such Purchaser understands that no U.S. federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

(j)Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act (each a “Disqualification Event”). Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Subsection 3.12, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

(k)Such Purchaser did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

(l)Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(m)Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers. Such Purchaser acknowledges that it shall not have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by Section 4.26 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents

5.2    Each Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.3    Legends.

(a)    Purchaser understands that, until such time as the Shares or the Common Warrant Shares have been sold pursuant to each Registration Statement or the Shares or the Common Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THESE SECURITIES, INCLUDING ANY SECURITIES INTO WHICH THESE SECURITIES IS EXERCISABLE, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
In addition, book entry notations representing the Shares may contain:
(i)    Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.
(ii)    Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of such Shares hereunder.
(iii)    A legend regarding affiliate status of the Purchasers set forth in Schedule 1 hereto, in the form included therein.
(b)    The Company agrees that at such time as such legend is no longer required under this Section, it will, no later than three business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Securities, as applicable and if such Securities are certificated, issued with a restrictive legend, together with such representations and covenants of such Purchaser or such Purchaser’s executing broker as the Company may reasonably require in connection therewith, deliver or cause to be delivered to such Purchaser a book entry position representing such shares that is free from any legend referring to the Securities Act. The Company shall not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of such Purchaser’s prime broker with the Depository Trust Company (“DTC”). All costs and expenses related to the removal of the legends and the reissuance of any Securities shall be borne by the Company.

(c)    The restrictive legend set forth in this section above shall be removed and the Company shall issue a certificate or book entry position without such restrictive legend or any other restrictive legend to the holder of the applicable shares upon which it is stamped or issue to such holder by electronic delivery with the applicable balance account at DTC or in physical certificated shares, if appropriate, if (i) such Securities are registered for resale under the Securities Act (provided, that, if the Purchaser is selling pursuant to the effective registration statement registering the Securities for resale, the Purchaser agrees to only sell such Securities during such time that such registration statement is effective and such Purchaser is not aware or has not been notified by the Company that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement); (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company); or (iii) such Securities are eligible for sale without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Subject to receipt of such representations, and covenants as are contemplated hereby, following the earlier of (i) the effective date of the applicable Registration Statement or (ii) Rule 144 becoming available for the resale of the Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Securities and without volume or manner-of-sale restrictions, the Company shall issue to the Company’s transfer agent the instructions with respect to legend removal consistent with this Section. Any fees (with respect to the transfer agent, the Company’s counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.

SECTION 6.CONDITIONS TO CLOSING.

6.1    The obligation of PDL BioPharma, Inc. to purchase the First Closing Securities at the First Closing is subject to the fulfillment to PDL BioPharma, Inc.’s satisfaction, on or prior to the First Closing Date, of the following conditions, any of which may be waived by PDL BioPharma, Inc.:

(a)The representations and warranties made by the Company in Section 4 hereof shall be true and correct on the First Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein and in any other Transaction Document required to be performed by it on or prior to the First Closing Date.

(b)With the exception of declarations of effectiveness by the Commission with respect to the registration statements contemplated in the Registration Rights Agreement, the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the First Closing Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Securities, a copy of which shall have been provided to the Purchasers.

(d)No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated at the First Closing.

(e)PDL BioPharma, Inc. shall have received a certificate signed by the Chief Executive Officer or the Principal Financial Officer, dated as of the First Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (d), (h), (j) and (k) of this Section 6.1.

(f)PDL BioPharma, Inc. shall have received a certificate signed by the Company’s Secretary, dated as of the First Closing Date, certifying the resolutions adopted by the board of directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the certificate of incorporation and by-laws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(g)PDL BioPharma, Inc.shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, dated as of the First Closing Date, in form and substance reasonably acceptable to the Purchasers and addressing such legal matters as PDL BioPharma, Inc. may reasonably request.

(h)No stop order or suspension of trading shall have been imposed by the Nasdaq Stock Market, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock.

(i)The Company shall have authorized and reserved for issuance the aggregate number of shares of Common Stock issuable upon the exercise of Common Warrants to be issued at the First Closing.

(j)There shall not have occurred any material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recently filed SEC Document.

(k)The Common Stock shall be listed on the Nasdaq Stock Market and the Company shall have filed a supplemental listing application with the Nasdaq Stock Market for the listing of the Common Stock and Common Warrant Shares issuable hereunder and cause such approval shall have been obtained.

(l)The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement.

(m)PDL BioPharma, Inc. shall have received the Voting and Support Agreements executed by the Company, Invesco and WIM.

(n)The Company shall have complied with all applicable laws and regulations, including (but not limited to) the Financial Conduct Authority’s regulatory rules and regulations on collective investment schemes (COLL Regulations).

6.2    The Second Closing, if any, is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Second Closing Date, of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a)    The representations and warranties made by the Company in Section 4 hereof shall be true and correct on the Second Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein and in any other Transaction Document required to be performed by it on or prior to the Second Closing Date.

(b)    With the exception of declarations of effectiveness by the Commission with respect to the registration statements that cover the Second Closing Securities as contemplated in the Registration Rights Agreement, the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Second Closing Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)    To the extent not previously satisfied by the Company’s filing with Nasdaq pursuant to Section 6.1(c) of this Agreement, the Company shall have filed with Nasdaq an additional Notification Form: Listing of Additional Shares for the listing of the Securities subject to the Second Closing, a copy of which shall have been provided to the Purchasers.

(d)    No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(e)    Each Purchaser shall have received a certificate signed by the Chief Executive Officer or the Principal Financial Officer, dated as of the Second Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (d) (h), (j) and (k) of this Section 6.2.

(f)    Each Purchaser shall have received a certificate signed by the Secretary, dated as of the First Closing Date, certifying the resolutions adopted by the board of directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the certificate of incorporation and by-laws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(g)    The Purchasers shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, dated as of the Second Closing Date, in form and substance reasonably acceptable to the Purchasers and addressing such legal matters as the Purchasers may reasonably request.

(h)    No stop order or suspension of trading shall have been imposed by the Nasdaq Stock Market, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock.

(i)    The Company shall have authorized and reserved for issuance the aggregate number of shares of Common Stock issuable upon the exercise of Common Warrants to be issued at the Second Closing.

(j)    There shall not have occurred any material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recently filed SEC Document.

(k)    The Common Stock shall be listed on the Nasdaq Stock Market and the Company shall have filed a supplemental listing application with the Nasdaq Stock Market for the listing of the Common Stock and Common Warrant Shares issuable hereunder and cause such approval to be obtained.

(l)    Stockholder Approval shall have been obtained and deemed effective and evidence of such Stockholder Approval in a form reasonably acceptable to the Purchasers shall have been delivered to the Purchasers.

(m)    The Company and PDL BioPharma, Inc. shall have prepared and agreed on an operational budget addressing the use of Company resources for the period ending 12 months from June 1, 2019 (the “12-Month Operating Budget”). Such 12-Month Operating Budget shall be prepared by the Company in good faith and include all material expenses reasonably expected to be incurred by the Company through the expiration of the period covered by the 12-Month Operating Budget. A copy of such 12-Month Operating Budget shall be provided to the Purchasers.

(n)    Each of Invesco and WIM shall have surrendered for cancellation, prior to the Second Closing Date, all existing and outstanding warrants held in the Company by their respective funds as of the date of this Agreement, including: (i) for Invesco: 212,765 warrants to purchase shares of Common Stock with an exercise price per underlying share of $5.20, and (ii) for WIM: 475,000 warrants to purchase shares of Common Stock with an exercise price per underlying share of $8.35 and 975,264 warrants to purchase shares of Common Stock with an exercise price per underlying share of $5.20; it being a condition to each such parties that the other shall also have surrendered all of its warrants (other than those to be acquired at the Second Closing).

6.3    The obligation of the Company to sell and issue First Closing Securities and to deliver First Closing Securities to PDL BioPharma, Inc. at the First Closing is subject to fulfillment to the satisfaction of the Company on or prior to the First Closing Date of the following conditions, any of which may be waived by the Company:

(a)The representations and warranties made by PDL BioPharma, Inc. in Section 5 hereof shall be true and correct in all material respects on the First Closing Date. PDL BioPharma, Inc. shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the First Closing Date.

(b)Each Purchaser shall have executed and delivered to the Company the Registration Rights Agreement.

(c)The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by at the First Closing, as determined in accordance with Section 2 hereof.

(d)No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

6.4    The obligation of the Company to sell and issue Second Closing Securities and to deliver Second Closing Securities to any Purchaser at the Second Closing, if any, is subject to fulfillment to the satisfaction of the Company on or prior to the Second Closing Date of the following conditions by such Purchaser, any of which may be waived by the Company:

(a)The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct in all material respects on the Second Closing Date. Such Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Second Closing Date.

(b)The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by such Purchaser at the Second Closing, as determined in accordance with Section 2 hereof.

(c)No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(d)The Company shall have received a Purchase Notice with respect to the Second Closing Securities to be sold in the Second Closing.

(e)Stockholder Approval shall have been obtained and deemed effective.

SECTION 7.Termination of Obligations to Effect Closing; Effects.

7.1    The obligations of the Company, on the one hand, and PDL BioPharma, Inc., on the other hand, to effect the First Closing shall terminate as follows:

(a)By PDL BioPharma, Inc. if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by PDL BioPharma, Inc., prior to the First Closing; or

(b)By the Company if any of the conditions set forth in Section 6.3 shall have become incapable of fulfillment with respect to such Purchaser, and shall not have been waived by the Company;
provided, however, that, except in the case of clause (b) above, the party seeking to terminate its obligation to effect the First Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect such First Closing.
7.2    In the event that the Purchasers exercise their Purchase Right and have delivered a Purchase Notice to the Company, the obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Second Closing shall terminate as follows:

(a)By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser, prior to the Second Closing;

(b)By the Company with respect to the Second Closing if any of the conditions set forth in Section 6.4 shall have become incapable of fulfillment with respect to such Purchaser, and shall not have been waived by the Company;
provided, however, that, except in the case of clause (b) above, the party seeking to terminate its obligation to effect the Second Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect such Second Closing.
7.3    In the event of termination by the Company or any Purchaser of its obligations to effect a Closing pursuant to this Section 7, written notice thereof shall be given to the other Purchasers by the Company and the other Purchasers shall have the right to terminate their obligations to effect such Closing upon written notice to the Company and the other Purchasers. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

SECTION 8.Additional covenants and Agreements.

8.1    Reservation of Common Stock. The Company shall, on each Closing and at all times thereafter, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Common Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Common Warrants issued pursuant to this Agreement in accordance with their respective terms (the “Reserved Amount”). While the Common Warrants are outstanding, the Company shall not reduce the Reserved Amount without obtaining prior written consent of the Purchasers.

8.2    Nasdaq Listing. The Company will take all action necessary to continue the listing and trading of its Common Stock (including the shares issuable under this Agreement and the Common Warrant Shares, in each case, following their issuance hereunder and their resale under a registration statement) on the Nasdaq Stock Market and, in accordance, therewith, will take all action necessary to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

8.3    No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Purchasers under the Transaction Documents.

8.4    Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

8.5    Termination of Covenants. The provisions of Sections 8.2 through 8.4 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

8.6    Conduct of Business. For so long as the Second Closing has not occurred or until June 10, 2019, the Company agrees that it will (a) maintain its corporate existence in good standing, (b) comply in all material respects with all laws, rules, ordinances and regulations of all governmental authorities, (c) maintain, keep and preserve all of its properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (d) pay or discharge before becoming delinquent (i) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its property and (ii) all lawful claims for labor, material and supplies, which, if unpaid, might become a lien upon any of its property, except in each of the above instances where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (e) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

8.7    Stockholder Approval. Following the First Closing, the Company agrees to use reasonable best efforts to obtain, at a special or annual meeting of the stockholders of the Company (at which a quorum is present) no later than June 5, 2019 (the “Stockholder Meeting”), such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of any Second Closing Securities and any Shares of Common Stock issuable upon exercise of the Common Warrants. The Company will prepare and file with the Commission a proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). Subject to the directors’ fiduciary duties, the Proxy Statement shall include the Board of Directors’ recommendation that the holders of shares of the Company’s Common Stock vote in favor of the Stockholder Approval. Each Purchaser agrees to furnish to the Company information concerning such Purchase and its affiliates as the Company, on the advice of outside counsel, reasonably determines is necessary for the Proxy Statement, the Stockholder Meeting or any subsequent proxy solicitation, provided, however, that the Purchasers shall not be obligated to provide (i) any information subject to confidentiality, nondisclosure, or similar agreements or which cannot be disclosed under applicable law, (ii) personally identifiable information, (iii) information regarding the limited partners of such Purchaser and (iv) financial information that the Purchaser reasonably deems to be material to its business, as determined in good faith in its sole discretion.

8.8    Board Composition. From and after the Second Closing Date and provided that PDL BioPharma, Inc. fully exercises its Purchase Right, for as long as PDL BioPharma, Inc. beneficially own at least 12.5% of the total number of outstanding shares of Common Stock, the board of directors of the Company shall not take any action to increase the number of directors constituting the entire board to more than eight directors.

8.9    Board Representation Rights.

(a)    At or upon completion of the Second Closing and provided that PDL BioPharma Inc., fully exercises its Purchase Right, the board of directors of the Company shall take all actions necessary to cause Dominique Monnet (in such capacity, the “PDL BioPharma Director” and together with any successors or other directors designated by PDL BioPharma, Inc. pursuant to this Section 8.9, the “PDL BioPharma Directors”) to be appointed to the board of directors of the Company as a class I director. Additionally, at or prior to the Second Closing, Jill Jene, Ph.D. shall be appointed as a non-voting observer to the board of directors of the Company (in such capacity, the “PDL BioPharma Observer”).
(b)     From and after the Second Closing Date and provided that PDL BioPharma, Inc. fully exercises its Purchase Right, for as long as PDL BioPharma, Inc. beneficially own at least 12.5% of the total number of outstanding shares of Common Stock, PDL BioPharma, Inc. shall have the exclusive right (but not the obligation), to designate to the board of directors, one PDL BioPharma Director and one PDL BioPharma Observer.
(c)     The Company and the board of directors of the Company shall consider in good faith designating the PDL BioPharma Director to committees of the board of directors.
(d)     Following the Second Closing and provided that PDL BioPharma, Inc. fully exercises its Purchase Right, the Company shall take all actions within its power to cause any designee designated pursuant to this Section 8.9 to be included in the slate of nominees recommended by the board of directors of the Company to the holders of Common Stock for election as directors at each meeting of the stockholders of the Company called for the purpose of electing directors (and/or in connection with any election by written consent) and the Company shall use commercially reasonable efforts to cause the election of each such designated PDL BioPharma Directors, including (i) voting or providing a written consent or proxy with respect to Common Stock, and soliciting proxies in favor of the election of such nominees, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing required agreements and instruments, (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (v) for so long as PDL BioPharma, Inc. retain the rights described under this Section 8.8, not nominating or recommending the election of any other candidates against or in replacement of such designated PDL BioPharma Directors.
(e)    Each PDL BioPharma Director and PDL BioPharma Observer designated pursuant to this Section 8.9 shall serve until his or her successor is designated or his or her earlier death, disability, resignation or removal; any vacancy or newly created directorship in the position of an PDL BioPharma Director may be filled only by PDL BioPharma, Inc., subject to the fulfillment of the requirements set forth in Section 8.9; and each PDL BioPharma Director and PDL BioPharma Observer may, during his or her term of office, be removed at any time, without cause, by and only by PDL BioPharma, Inc. and with respect to the PDL BioPharma Director, with cause in accordance with the Delaware General Corporation Law, and with respect to the PDL BioPharma Observer, with cause as determined by a majority of the members of the Board of Directors.
(f)    At all times while a PDL BioPharma Director is serving as a member of the board of directors of the Company, and following any such PDL BioPharma Director’s death, disability, resignation or removal, such PDL BioPharma Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member of the board of directors of the Company.
(g)    During any period in which the Mutual Non-Disclosure Agreement, dated February 20, 2019, by and between the Company and PDL BioPharma, Inc. (the “Nondisclosure Agreement”) is not in effect, prior to the PDL Biopharma Observer’s attendance of any meeting of the Company’s board of directors or a committee thereof, the PDL Biopharma Observer will enter into a form of Observer Agreement in a form reasonably acceptable to the Company and PDL BioPharma, Inc. (the “Observer Agreement”). The Observer Agreement will provide, among other things, that the PDL BioPharma Observer shall agree to hold in confidence all information provided to the PDL BioPharma Observer by the Company or its representatives. Notwithstanding anything in this Agreement, the Nondisclosure Agreement or the Observer Agreement, the Board, or applicable committee of the Board, reserves the right in its sole discretion to exclude the PDL BioPharma Observer from any meeting of the Board or committee as applicable, or any portion thereof.
(h)    At all times while a PDL BioPharma Director is serving as a member of the board of directors of the Company, the Company shall furnish PDL BioPharma, Inc. with all information provided to members of the board of directors of the Company; provided, however, that all such information derived under this Section 8.9(h) shall be subject to the Nondisclosure Agreement.
(i)    The provisions of this Section 8.9 shall apply solely to the extent permitted by applicable Commission and stock exchange requirements, including, but not limited to, Nasdaq Rule 5640 and any related guidance.
8.10    Access to Information. From the date hereof until the earlier of (a) the Second Closing Date and (b) June 10, 2019, the Company will make reasonably available to the Purchasers, the Purchasers’ representatives, consultants and their respective counsels for inspection, such information and documents as the Purchasers reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company, such information and documents being, to the knowledge of the Company after reasonable and due inquiry, accurate and complete with respect to the matters represented thereby.

8.11    Exclusivity Period; Investor Consent. From the First Closing Date until the earlier of (a) the Second Closing Date and (b) June 10, 2019 (the “Exclusivity Period”):

(i)     PDL BioPharma, Inc. shall have the right to continue its review of the Company. During such period, the Company and its officers and employees shall provide information and reasonably cooperate and assist PDL BioPharma, Inc.’s review of the Company. Upon providing reasonable advance notice, in connection which such review PDL BioPharma, Inc. shall have the right to visit and inspect Company facilities during normal business hours. Each of the Company and PDL BioPharma, Inc. agree that the results of such review shall be subject to the Non-Disclosure Agreement; provided, however, that subject to the approval of any third party commercial provider or consultant (the “Commercial Provider”), PDL BioPharma, Inc. shall (A) provide a final copy of any such Commercial Provider’s commercial report or presentation to each other Purchaser that has executed a non-reliance letter with respect to such report or presentation reasonably satisfactory to the Commercial Provider, and (B) provide a final copy of any such third party’s report or presentation, together with copies of any underlying documentation, information or data requested by the Company to the Company. To the extent that the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of PDL BioPharma, Inc.) delivers any material, non-public information to PDL BioPharma, Inc. as part of its review, PDL BioPharma, Inc. shall, at its discretion, provide notice to the Company that it believes it has received information that constitutes material, non-public information, and each of the Company and PDL BioPharma, Inc. shall consult with each other as to whether such information constitutes material, non-public information and, if so, the public disclosure of such information.
(ii)    Except as otherwise agreed to by the Company and PDL BioPharma, Inc. and set forth on Schedule 8.11(ii) hereto, the Company agrees (a) not to solicit, negotiate or discuss a Similar Transaction, and (b) to immediately cease any and all communications with any third parties directly or indirectly relating to, or connected with, a potential Similar Transaction (including any and all communications with third parties that have at any time been in contact with, or expressed interest to, the Company or its advisors or representatives regarding a potential Similar Transaction). For purposes of this Section, “Similar Transaction” means any financing arrangements, acquisition of stock of the Company or any acquisition and/or license of products with any third party other than PDL BioPharma, Inc.
(iii)    The Company shall not, and shall not permit any subsidiary to, without the prior written consent of PDL BioPharma, Inc.:
(A)     Create, incur, assume or refinance any indebtedness in excess of $5,000,000.
(B)    Take any action that would reasonably be expected to result in a breach or default under any material agreement or indebtedness arrangement of the Company. Take any action or enter into any transaction that would reasonably be expected to result in a breach of or default under any material agreement, credit agreement, indenture, note, or similar instrument or security.
(C)    Acquire (including by way of merger, recapitalization, reorganization, liquidation or dissolution) any business, debt or equity interests, operations or assets of any Person, or make any investment in or loan to any Person, in any single transaction or series of related transactions (excluding ordinary course transactions).
(D)    Sell, lease, transfer, encumber (other than permitted liens) or otherwise dispose of (including by way of merger, recapitalization, reorganization, liquidation or dissolution) any division, business or operations of the Company or any of its subsidiaries, or any equity interests of the Company or any of its subsidiaries, in any single transaction or series of related transactions.

(E)    Issue any equity or equity-linked securities or other voting securities of the Company or any of its subsidiaries, in any single transaction or series of related transactions, constituting 10% or more of the then outstanding shares of Common Stock of the Company.
(F)    Hire, or terminate without cause, its Chief Executive Officer, or agree to do so.
(G)    Amend, change, alter, modify or repeal the Company’s certificate of incorporation or by-laws in a manner that would materially and adversely affect the rights, preferences, privileges or voting powers of PDL BioPharma, Inc.
(iv)    The Company shall consult with PDL BioPharma, Inc. with respect to any proposed or contemplated licensing transactions, including with respect to any Similar Transactions set forth on Schedule 8.11(ii) hereto, and shall not permit any subsidiary to, without first discussing with, and addressing the concerns of, PDL BioPharma, Inc., enter into any such transaction or agreement related thereto without first consulting PDL, BioPharma, Inc.
(v)    Other than in respect of the transactions contemplated by the Transaction Documents, the Purchasers shall have pro rata preemptive rights with respect to the issuance by the Company of common stock, common warrants and any equity-linked securities, other than issuances pursuant to the Company’s equity incentive plans as approved by the Company’s Board of Directors. Each Purchaser’s preemptive right shall be pro rata on the basis of the aggregate number of shares of Common Stock agreed to be purchased by such Purchaser pursuant to this Agreement.
8.12    Information Rights.

(a)From the First Closing Date until the earlier of (a) the Second Closing Date and (b) June 10, 2019, and thereafter for so long as PDL BioPharma, Inc. beneficially owns at least 20% of the total number of outstanding shares of Common Stock:

(i)    PDL BioPharma, Inc. shall be entitled to consult with the Company’s officers with respect to the Company’s business and financial matters, including management’s proposed annual operating plans and to review progress in achieving said plans.
(ii)    The Company shall furnish PDL BioPharma, Inc. with such available financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as PDL BioPharma, Inc. may reasonably request, and, if a PDL BioPharma Director or PDL BioPharma Observer is then serving as a director or observer, respectively, with all information provided to members of the board of directors of the Company.
(iii)    PDL BioPharma, Inc. shall be entitled to inspect all books and records and facilities and properties of the Company at reasonable times and intervals.
provided, however, that all such information derived under this Section 8.12 shall be subject to the Nondisclosure Agreement; provided, further, that to the extent that the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of PDL BioPharma, Inc.) delivers any material, non-public information to PDL BioPharma, Inc. as part of its due diligence review, PDL BioPharma, Inc. shall have provided notice to the Company that it believes it has received information that constitutes material, non-public information, and each of the Company and PDL BioPharma, Inc. shall consult with each other as to whether such information constitutes material, non-public information and, if so, the public disclosure of such information.

(b)If at any time PDL BioPharma, Inc. determines that applicable accounting requirements require consolidation or other integration of the Company’s financial information in PDL BioPharma, Inc.’s financial reports, the Company shall, at PDL BioPharma, Inc.’s sole expense, provide PDL BioPharma, Inc. with such information that PDL BioPharma, Inc. may reasonably request to satisfy such obligations within such timeframes as it may reasonably specify to satisfy its financial reporting timelines. Notwithstanding anything to the contrary in this Agreement, the Company consents to the disclosure of such financial information by PDL BioPharma, Inc. as reasonably necessary to comply with PDL BioPharma, Inc.’s accounting and disclosure requirements. Further, if at any time PDL BioPharma, Inc. or its independent auditor determines that applicable auditing standards require that the Company be included within the scope of such auditor’s audit procedures with respect to its audit of PDL BioPharma, Inc. and its affiliates, the Company shall, at PDL BioPharma, Inc.’s sole expense, reasonably cooperate in a timely fashion with reasonable requests to facilitate any such audit procedures.

8.13    Purchaser Default. If, in connection with the Second Closing, any Purchaser shall (a) elect not to exercise its Purchase Right or (b) after electing to exercise its Purchase Right, default in its obligation to purchase Securities that it has agreed to purchase hereunder at such Second Closing, the non-defaulting Purchaser or Purchasers shall have the option, at its or their sole discretion, to purchase any or all of the Securities that such Purchaser elected not to purchase pursuant to its Purchase Right or, after electing to exercise its Purchase Right, agreed to purchase hereunder at such Second Closing as set forth below (such Purchaser, a “defaulting Purchaser”). For the avoidance of doubt, in no event shall the Company have the right to require any non-defaulting Purchaser to purchase Securities that a defaulting Purchaser elected not to purchase pursuant to its Purchase Right or, after electing to exercise its Purchase Right, failed to purchase at the Second Closing. Following the delivery of the Purchase Notice, in the event of default by any Purchaser, the Company shall give written notice to the non-defaulting Purchasers of such default (the “Default Notice”), which Default Notice shall specify the amount of Securities that the defaulting Purchaser failed to purchase at the Second Closing (the “Remaining Securities”). Each non-defaulting Purchaser shall have an option, exercisable for a period of 10 days following the date of delivery of the Default Notice, to purchase, on a pro rata basis according the aggregate number of shares of Common Stock agreed to be purchased pursuant to this Agreement by such Purchaser so electing, the Remaining Securities for the consideration and on the terms and conditions set forth in the Default Notice. Such option shall be exercised by the delivery by such Purchaser of written notice to the Secretary of the Company. In the event that the options to purchase Remaining Securities have not been exercised by the non-defaulting Purchaser with respect to all of the Remaining Securities, those Purchasers who have exercised their options within the 10-day period specified in this Section 8.13 shall have an additional option, for a period of five days next succeeding the expiration of such 10-day period, to purchase all or any part of the balance of such Remaining Securities on the terms and conditions set forth in the Default Notice, which option shall be exercised by the delivery of written notice to the Secretary of the Company. In the event there are two or more such Purchasers who choose to exercise the last-mentioned option for a total number of Remaining Securities in excess of the number available, the Remaining Securities available for each such Purchaser’s option shall be allocated to each such Purchaser pro rata based on the aggregate number of shares of Common Stock agreed to be purchased pursuant to this Agreement by such Purchaser so electing. The closing of any purchase of Remaining Securities shall occur remotely via exchange of documents and signatures within seven days of the applicable notice to the Company of the applicable Purchaser’s election to purchase Remaining Securities in accordance with this Section 8.13.

8.14    Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary to obtain an exemption for, or to qualify the

Shares for, sale to the Purchaser at each of the First Closing and the Second Closing, if any, under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

8.15    Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

8.16    Short Sales and Confidentiality After the Date Hereof. Each Purchaser covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will, directly or indirectly, engage in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced by the Company or (ii) this Agreement is terminated in full. Each party to this Agreement shall hold, and shall cause its respective affiliates and its and their respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence (unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval in connection with the transactions contemplated by this Agreement or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by any other legal requirement or the applicable requirements of any regulatory agency or Nasdaq) all non-public records, books, contracts, instruments, computer data and other data and information concerning the other party (“Confidential Information”) furnished to it by or on behalf of the other party or its representatives, and such party shall disclose Confidential Information of the other party only to its auditors, attorneys, financial advisors and other representatives who have a bona fide need to know such information. The following will not constitute Confidential Information of a party (the “Disclosing Party”): (a) information which was already in the other party’s possession prior to its receipt from the Disclosing Party or its representatives, as evidenced by contemporaneous written records, provided that the source of such information was not and is not bound by any contractual or other obligation of confidentiality to the Disclosing Party with respect to any of such information; (b) information which is or becomes known to the other party on a non-confidential basis from a source other than the Disclosing Party or any of its representatives, provided that the source of such information was not and is not bound by any contractual or other obligation of confidentiality to the Disclosing Party with respect to any of such information; (c) information which is or becomes publicly available other than as a direct or indirect result of the disclosure of any of such information by the other party or by any of its representatives; and (d) information which is independently developed by the other party without reference to any Confidential Information of the Disclosing Party, as evidenced by contemporaneous written records. Purchasers will not make use of any Confidential Information of the Company, except for the specific purpose of (i) monitoring Purchasers’ investment in the Common Stock and (ii) evaluating, negotiating and consummating the transactions contemplated by this Agreement. Notwithstanding the foregoing, each Purchaser agrees, severally and not jointly, that they will not engage in any Short Sales or hedging activities or enter into similar arrangements or agreements that transfer, in whole or in part, the economic risk of ownership of Shares, regardless of whether any such transaction is to be settled in securities, in cash or otherwise from the period commencing on the date hereof and ending on the earliest of (x) the effective date of each Registration Statement, (y) the 24-month anniversary of the Second Closing Date, if any, or (z) the date that such Purchaser no longer holds any Shares. Each Purchaser understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

8.17    Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K, describing the material terms of the Transaction Documents, with the Commission on or before the fourth trading day immediately following the execution of this Agreement. The Company shall issue a press release, which press release shall be subject to review and approval by PDL BioPharma Inc., with respect to the transactions contemplated hereby on or before the time at which such Current Report on Form 8-K is filed.

8.18    Warrants. Prior to the Second Closing, Invesco and WIM shall submit all documentation reasonably requested by the Company such that the cancellation of all existing and outstanding warrants held in the Company by their respective funds as of the date of this Agreement is effective prior to the Second Closing, including: (i) 1,188,028 warrants held by such parties in the aggregate to purchase shares of Common Stock with an exercise price per underlying share of $5.20, and (ii) 475,000 warrants held by WIM to purchase shares of Common Stock with an exercise price per underlying share of $8.35. For the avoidance of doubt, the cancellation of all existing and outstanding warrants held in the Company by each of Invesco and WIM as of the date of this Agreement is a condition to the Second Closing and such respective obligations of Invesco and WIM shall apply irrespective of whether such parties exercise their respective Purchase Right under this Agreement.

8.19    Intellectual Property. The Company shall provide to, and maintain, a current list of its intellectual property rights, including a schedule of patents, with PDL BioPharma, Inc.

8.20    Six-Month Operating Budget. Within five (5) business days after the First Closing, the Company will prepare and deliver to PDL BioPharma, Inc. an operational budget agreeable to PDL BioPharma, Inc. addressing the use of Company resources for the period ending six months after the date of this Agreement (the “Six-Month Operating Budget”). Such Six-Month Operating Budget shall be prepared by the Company in good faith and include all material expenses reasonably expected to be incurred by the Company through the expiration of the period covered by the Six-Month Operating Budget.

8.21    Use of Proceeds. The Company shall use the net proceeds of the sale of the Securities to fund the costs and expenses of clinical trials and commercialization of its product candidates, as well as for general working capital. The Company shall not use the net proceeds of the sale of the Securities to effect any cash dividend or other form of distribution to any stockholders of the Company.

SECTION 9.Indemnification.

9.1    Indemnification by the Company. In consideration of a Purchaser’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, the Company shall indemnify and hold harmless each Purchaser, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Purchaser (within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Indemnified Party”), from and against all losses, liabilities, obligations, claims, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) in an amount not to exceed the aggregate purchase price paid by such Indemnified Party Securities pursuant to this Agreement that such Indemnified Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party, other than claims for indemnification within the scope of Section 5 of the Registration Rights Agreement; provided, however, that the indemnity provided in this Section 9.1 and in the Registration Rights Agreement shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Purchaser’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement.

To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.
9.2    Indemnification by Purchasers. In consideration of the Company’s execution and delivery of this Agreement and sale of the Securities hereunder and in addition to all of a Purchaser’s other obligations under the Transaction Documents to which it is a party, each Purchaser shall severally, and not jointly, indemnify and hold harmless the Company, each of its directors, officers, stockholders, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Company (within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, a “Company Party”), from and against all Damages in an amount not to exceed the aggregate purchase price paid by such Purchaser for Securities pursuant to this Agreement that such Company Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Documents to which it is a party, other than claims for indemnification within the scope of Section 5 of the Registration Rights Agreement; provided, however, that the indemnity provided by this Section 9.2 and in the Registration Rights Agreement shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Company’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement.

To the extent that the foregoing undertakings by such Purchaser set forth in this Section 9.2 may be unenforceable for any reason, such Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.
9.3    Indemnification Procedures. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person, unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood and agreed that the indemnifying party shall not, in connection with any claim in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation or (ii) that includes the granting of any equitable relief or the admission by the indemnified party of its officers, directors, managers, partners or affiliates of any legal, regulatory or ethical violations.

SECTION 10.	NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and addressed as follows:
if to the Company, to:
Evofem Biosciences, Inc.
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
Attention: General Counsel

with a copy (which shall not constitute notice) to:
Mintz, Levin, Ferris, Cohn, Glovsky and Popeo, P.C.
3580 Carmel Mountain Road, Suite 300
San Diego, CA 92130
(858) 314-1500
Attention: Adam C. Lenain, Esq.
E-Mail: aclenain@mintz.com

or to such other Person at such other place as the Company shall designate to the Purchasers in writing; and if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 11.	MISCELLANEOUS.

11.1    Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (i) prior to the First Closing, Purchasers that agreed to purchase a majority of the First Closing Securities to be issued and sold pursuant to this Agreement and (ii) following the First Closing, Purchasers holding Securities representing a majority of the Securities issued pursuant to this Agreement then held by Purchasers, including all Common Warrant Shares issued or issuable upon exercise of the Common Warrants. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment or waiver applies to all Purchasers in the same fashion; provided that any amendment, termination or waiver of any term of this Agreement that specifically, and in a manner disproportionate to other Purchasers, relates to a specific Purchaser shall require the written consent of such specific Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to the First Closing, each Purchaser and (ii) following the First Closing, each holder of any Securities purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Securities and the Company.

11.2    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.3    No Third-Party Beneficiaries. Except for Wells Fargo Securities, which is an intended third party beneficiary of, and entitled to rely on, the representations, warranties, covenants and agreements set forth in this Agreement, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. This Section 11.3 may not be amended in a manner that adversely affects Wells Fargo Securities without Wells Fargo Securities prior written approval.

11.4    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

11.5    Replacement of Shares. If the Shares are certificated and any certificate or instrument evidencing any Shares are mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

11.6    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Closing Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any Transaction Document, and no action taken by any

Purchaser pursuant thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

11.7    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each party to this Agreement hereby irrevocably waives any defense in any such action, suit or proceeding that it is not personally subject to the jurisdiction of the above named courts and to the fullest extent permitted by applicable law, that the action, suit or proceeding in any such court is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

11.8    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile of “.pdf” signature were the original thereof.

11.9    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the obligations of Invesco under this Agreement may be assigned by Invesco to one or more of its affiliates (including to one or more investment funds that are affiliates of Invesco or managed by Invesco) that agree to assume Invesco's obligations hereunder, provided that Invesco shall remain obligated to perform its obligations hereunder to the extent not performed by such affiliate(s).

11.10    Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

11.11    Payment of Fees and Expenses. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; provided, that (a) the Company shall reimburse PDL BioPharma, Inc. (i) promptly following the First Closing for all reasonable, documented consulting, legal and other out-of-pocket fees and expenses incurred by PDL BioPharma, Inc. related to the documentation and negotiation of the Transaction Documents and documents related thereto, and (ii) reasonable and documented expenses, as incurred by PDL BioPharma, Inc., related to its review of the Company during the Exclusivity Period up to a maximum of $150,000; (b) following the First Closing Date, the Company shall reimburse Invesco for all reasonable, documented consulting, legal and other out-of-pocket fees and expenses incurred by Invesco related to the documentation and negotiation of the Transaction Documents and documents related thereto up to a maximum of $50,000; (c) following the Second Closing Date, the Company shall reimburse WIM for all reasonable, documented consulting, legal and other out-of-pocket fees and expenses incurred by WIM related to the documentation and negotiation of the Transaction Documents and documents related thereto up to a maximum of £30,000 (plus VAT). If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

11.12    Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and each of the First Closing and the Second Closing, if any.

11.13    Acknowledgement.

(a)    The Company acknowledges that Invesco is the investment manager of, and will enter into all documentation on behalf the Invesco Funds. All of the Invesco Funds’ rights will be exercised by Invesco as agent for the Invesco Funds. Invesco is acting as agent only and as such assumes no responsibility or liability whatsoever. Invesco acknowledges it has full power, capacity and authority to (i) enter into this Agreement on its own behalf and as agent for and on behalf of the Invesco Funds and (ii) bind itself and the Invesco Funds to the terms hereof.
(b)     WIM is the investment manager of, and will enter into all documentation on behalf of, funds under its management (the “Funds”). All the Purchaser's rights will be exercised by WIM as agent for the Funds. WIM is acting as agent only and as such assumes no responsibility or liability whatsoever.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
EVOFEM BIOSCIENCES, INC.

By:     /s/ Saundra Pelletier
Name:    Saundra Pelletier
Title:    Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
PDL BIOPHARMA, INC.:

By: /s/ Dominique P. Monnet
Name: Dominique P. Monnet
Title: President and CEO
Address: 932 Southwood Blvd.
Incline Village, NV 89451
Email: general.counsel@pdl.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
PURCHASERS:

INVESCO ASSET MANAGEMENT LTD., as agent for
and on behalf of its discretionary managed clients

By: /s/ Graeme Proudfoot
Name: Graeme Proudfoot
Title: Director
Address: Perpetual Park, Perpetual Park Drive
Henley-on-Thames, OXON RG9 1HH
Email:

PURCHASERS:

WOODFORD INVESTMENT MANAGEMENT LIMITED acting for and on behalf of investment funds clients under its investment management

By: /s/ Paul Green
Name: Paul Green
Title: Authorised Signatory
Address: 9400 Garsington Road, Oxford OX4 2HN
Email: compliance@Woodfordfunds.com

EXHIBIT A
SCHEDULE OF PURCHASERS

Name and Address	Number of Shares to be Purchased in First Closing*	Number of Common Warrant Shares Underlying Common Warrants Purchased in First Closing*	Aggregate Purchase Price of First Closing Securities	Number of Shares to be Purchased in Second Closing*	Number of Common Warrant Shares Underlying Common Warrants Purchased in Second Closing*	Aggregate Purchase Price of Second Closing Securities
PDL BioPharma, Inc. 932 Southwood Boulevard Incline Village, Nevada 89451 Attn: General Counsel	6,666,667	1,666,667	$30,000,001.50	6,666,667	1,666,667	$30,000,001.50
Invesco Asset Management Ltd., as agent for and on behalf of its discretionary managed clients, 1555 Peachtree Street NE, Suite 1800, Atlanta GA 30309	0	0	0	2,222,222	555,556(1)	$9,999,999.00
Woodford Investment Management Limited acting on behalf of funds under its management (“WIM”), 9400 Garsington Road, Oxford, OX4 2HN, United Kingdom	0	0	0	2,222,222	555,556(2)	$9,999,999.00
TOTAL	6,666,667	1,666,667	$30,000,001.50	11,111,111	2,777,779	$49,999,999.50

* Subject to appropriate adjustment in the event of a stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock.
(1) Excludes 212,765 warrants surrendered by Invesco Asset Management Ltd. in connection with this Agreement.
(2) Exclude 1,450,264 warrants surrendered by WIM in connection with this Agreement.

EXHIBIT B-1
FORM OF COMMON WARRANT

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.
EVOFEM BIOSCIENCES, INC.
FORM OF WARRANT TO PURCHASE COMMON STOCK
Number of Warrant Shares: [ ]
(subject to adjustment)
Warrant No.         Original Issue Date: [ ], 2019
Evofem Biosciences, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [ ] or its registered assigns (the “Holder”), is entitled, upon the terms and subject to the limitations and conditions set forth below, at any time on or after the date that is six (6) months following the Original Issue Date and on or prior to 5:00 p.m., New York City time, on the date that is seven (7) years after the Original Issue Date (the “Termination Date”), to purchase from the Company up to [ ] shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $6.38 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”) until the Termination Date, subject to the following terms and conditions:
1.    Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement, dated April [ ], 2019, by and between the Company and Holder (the “Securities Purchase Agreement”). For all purposes of and under this Warrant, the following terms shall have the following respective meanings:
(a)    “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.
(b)    “Commission” means the United States Securities and Exchange Commission.
(c)    “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
(d)    “Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading on the date in question, which, as of the Original Issue Date, shall be the Nasdaq Capital Market.
(e)    “Securities Act” means the Securities Act of 1933, as amended.
(f)    “Trading Day” means any weekday on which the Principal Trading Market is open for trading.
(g)    “Transfer Agent” means Philadelphia Stock Transfer, Inc., the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.
2.    Issuance of Securities. The Warrant, as initially issued by the Company, is offered and sold pursuant to the Securities Purchase Agreement. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
3.    Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.
4.    Exercise and Duration of Warrants.
(a)    All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant at any time and from time to time until the Termination Date.
(b)    The Holder may exercise this Warrant by delivering (as determined in accordance with the notice provisions hereof) to the Company an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed. Within one (1) Trading Day following the date of delivery of the Exercise Notice, the Holder shall make payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below). The date on which the Notice of Exercise is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date,” provided, that if the Exercise Price is not delivered on or before one (1) Trading Day following the date of delivery of the Exercise Notice, the Exercise Date shall be deemed to be one (1) Trading Day following the date of that the Exercise Price is delivered to the Company. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original

Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.
5.    Delivery of Warrant Shares.
(a)    Upon exercise of this Warrant, the Company shall promptly (but in no event later than two (2) Trading Days after the Exercise Date), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit / Withdrawal At Custodian system, or if the Transfer Agent is not participating in the Fast Automated Securities Transfer Program (the “FAST Program”) or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Holder, or any natural person or legal entity (each, a “Person”) so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the time of delivery of the Exercise Notice on the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. While this Warrant remains outstanding, the Company shall maintain a transfer agent that participates in the FAST Program.
(b)    If by the close of the second (2nd) Trading Day after the Exercise Date, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a) or, provided such Warrant Shares are not required to bear a restrictive legend, fails to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled, and if after such second (2nd) Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date.
(c)    To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
6.    Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant

Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.
7.    Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity (but not the posting of any surety or other bond), if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.
8.    Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.
9.    Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
(a)    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.
(b)    Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein.
(c)    Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.
(d)    Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
(e)    Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.
(f)    Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g)    Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(c), other than a Fundamental Transaction under clause (iii) of Section 9(c), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(g) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt any such information.
10.    Payment of Exercise Price. This Warrant shall be exercised for cash; provided, however, that if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Warrant Shares, then the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, as determined as follows:
X = Y [(A-B)/A]
where:
“X” equals the number of Warrant Shares to be issued to the Holder;
“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;
“A” equals (i) the last Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) on the Trading Day immediately preceding the Exercise Date if the Exercise Notice is delivered prior to market close on the Exercise Date, or (ii) the last Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) on the Exercise Date if the Exercise Notice is delivered following market close on the Exercise Date; and B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). Except as set forth in Section 5(b) (Buy-In remedy) and Section 12 (payment of cash in lieu of fractional shares), under such circumstances in no event will the exercise of this Warrant be settled in cash.
11.    Limitations on Exercise.
(a)    Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% (or, in the case of PDL BioPharma, Inc. only, 19.99%, until the Stockholder Approval has been obtained) (the “Maximum

Percentage”) of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein; provided that in no event shall the aggregate number of shares beneficially owned by the Holder and its Affiliates, calculated in accordance with Section 13(d) of the Exchange Act, exceed 9.99% (or, in the case of PDL BioPharma, Inc. only, 19.99%, until the Stockholder Approval has been obtained). Except as set forth in the preceding sentence (other than the proviso thereto), for purposes of this paragraph (including the proviso in the immediately preceding sentence), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act; it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 11 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 11, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three (3) Trading Days confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% (other than in the case of PDL BioPharma, Inc., as to which there shall be no Maximum Percentage following the Stockholder Approval) specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Warrants. The provisions of this paragraph shall not apply to (i) the Holder if the aggregate number of shares beneficially owned by the Holder and its Affiliates, calculated in accordance with Section 13(d) of the Exchange Act, exceed 19.99% immediately prior to the Closing or (ii) PDL BioPharma, Inc. following the Stockholder Approval. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 12 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.
(b)    This Section 11 shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9(c) of this Warrant.
12.    No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13.    Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in the books and records of the Transfer Agent prior to 5:30 P.M., New York City time, on a Trading Day so long as the sender of an e-mail has not received an automated notice of delivery failure from the proposed recipient's computer server, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in the books and records of the Transfer Agent on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day so long as the sender of an e-mail has not received an automated notice of delivery failure from the proposed recipient's computer server, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.
14.    Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register. Notwithstanding anything to the contrary contained herein or in any warrant agency agreement that the Company be enter into in the future, the Holder shall be entitled to elect to receive, or continue to hold, this Warrant in certificated form, in which case the terms set forth in any such warrant agency agreement shall not apply to this Warrant.
15.    Miscellaneous.
(a)    No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
(b)    Authorized Shares. (i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii)    Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
(c)    Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.
(d)    Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.
(e)    Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
(f)    Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Securities Purchase Agreement.
(g)    Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
(h)    Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

COMPANY: EVOFEM BIOSCIENCES, INC.
By:
Name:	Justin J. File
Title:	Chief Financial Officer

APPENDIX III
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of April 10, 2019, is entered into by and between Evofem Biosciences, Inc., a Delaware corporation (the “Company”), and each “Purchaser” named in that certain Securities Purchase Agreement, dated as of April 10, 2019, by and between the Company and each Purchaser (the “Purchase Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.
WHEREAS, the Company and the Purchasers have entered into the Purchase Agreement.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement and the Purchase Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:
SECTION 1. CERTAIN DEFINITIONS.
In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1:
“Effectiveness Period” means the period of time in which the Company is required to maintain effectiveness of the First Closing Registration Statement or Second Closing Registration Statement, as applicable.
“Purchasers” means the Purchasers identified in the Purchase Agreement and any affiliate or permitted transferee of any Purchaser who is a subsequent holder of Registrable Securities.
“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.
“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).
“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.
“Registrable Securities” means (i) the Shares, (ii) the Common Warrant Shares and (iii) all securities directly or indirectly issued or then issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (x) such securities shall have been transferred pursuant to Rule 144, (y) such holder is able to immediately sell such securities under Rule 144 without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), as reasonably determined by the holder, or (z) such securities shall have ceased to be outstanding.
“Registration Statement” means any registration statement of the Company under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.
“SEC” means the U.S. Securities and Exchange Commission.
“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.
SECTION 2. REGISTRATION.

(a)	Registration Statements.

(i)
Promptly following the First Closing Date but no later than thirty (30) days after the First Closing Date (the “First Closing Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement covering all of the Registrable Securities issued at the First Closing or issuable upon exercise of securities issued at the First Closing (the “First Closing Registrable Securities”). Each Registration Statement filed hereunder shall be on Form S-3 and for an offering to be made on a continuous basis pursuant to Rule 415 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(d)) and, subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that PDL BioPharma, Inc. shall not be named as an “underwriter” in such Registration Statement without the PDL BioPharma, Inc.’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the First Closing Registrable Securities. Such Registration Statement (and each amendment or supplement thereto) shall be provided in accordance with Section 3(c) to PDL BioPharma, Inc. prior to its filing or other submission.

(ii)
Promptly following the Second Closing Date but no later than thirty (30) days after the Second Closing Date (the “Second Closing Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement covering all of securities issued at the Second Closing or issuable upon exercise of securities issued at the Second Closing (the “Second Closing Registrable Securities”). Each Registration Statement filed hereunder shall be on Form S-3 and for an offering to be made on a continuous basis pursuant to Rule 415 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(d)) and, subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that no Purchaser shall be named as an “underwriter” in such Registration Statement without the Purchaser’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Second Closing Registrable Securities. Such Registration Statement (and each amendment or supplement thereto) shall be provided in accordance with Section 3(c) to the Purchasers prior to its filing or other submission.

(iii)
No Piggyback on Registrations; Prohibition on Filing Other Registration Statements.  Neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the SEC, provided that this Section shall not prohibit the Company from (A) filing amendments to registration statements filed prior to the date of this Agreement or (B) filing a Form S-8 with the SEC.

(iv)
Piggy-Back Registrations. If, at any time during the Effectiveness Period (as defined below), there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Purchaser a written notice of such determination and, if within fifteen (15) Business Days after the date of the delivery of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered (a “Piggyback Registration”); provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the SEC pursuant to the Securities Act or that are the subject of a then effective Registration Statement that is available for resales or other dispositions by such Purchaser. If the managing underwriter or underwriters of any proposed offering of Registrable Securities included in a Piggyback Registration informs the Company and the participating Purchasers in writing that, in its or their opinion, the number of securities that such Purchasers and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Company proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities requested to be sold by such Purchaser that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated among the Purchasers that have requested to participate in such Registration based on an amount equal to the lesser of (x) the number of such Registrable Securities requested to be sold by such Purchaser, and (y) such Purchaser’s pro rata portion of Registrable Securities, which number shall be equal to the aggregate number of Registrable Securities to be registered or sold (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Purchaser, and the denominator of which is the aggregate number of Registrable Securities held by all Purchasers requesting that their Registrable Securities be registered or sold, and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(b)
Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any subsidiaries of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all reasonable fees and disbursements of legal counsel for PDL BioPharma, Inc. not to exceed $50,000, (viii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) all fees and expenses incurred in connection with the distribution or transfer of Registrable Securities to or by a Purchaser or its permitted transferees in connection with a Public Offering, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration or sale, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xii) all expenses related to the “road show” for any Underwritten Public Offering, including the reasonable out-of-pocket expenses of the Holders and underwriters, if so requested, (xiii) all reasonable fees and disbursements of legal counsel for Invesco Asset Management Ltd. not to exceed $15,000 for such counsel and (xiv) all reasonable fees and disbursements of legal counsel for Woodford Investment Management Limited not to exceed $15,000 for such counsel. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities. To the extent that underwriting discounts and selling commissions are incurred in connection with the sale of Registrable Securities in an Underwritten Public Offering hereunder, such underwriting discounts and selling commissions shall be borne by the Purchasers selling Registrable Securities in such offering, pro rata on the basis of the number of Registrable Securities sold on their behalf in such Underwritten Public Offering.

(c)	Effectiveness.

(i)
The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after the filing thereof. The Company shall respond promptly to any and all comments made by the staff of the SEC on each Registration Statement, and shall submit to the SEC, within two (2) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such requests. The Company shall notify the Purchasers that purchased the Registrable Securities being registered by such Registration Statement by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after such Registration Statement is declared effective and shall simultaneously provide such Purchasers with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii)
If, with respect to any Registration Statement covering the First Closing Registrable Securities: (A) such Registration Statement covering the First Closing Registrable Securities is not filed with the SEC on or prior to the First Closing Filing Deadline (if the Company files a Registration Statement without affording PDL BioPharma, Inc. the opportunity to review and comment on the same as required by Section 3(c) herein, the Company shall be deemed to have not satisfied this clause (A)), (B) the Company fails to file with the SEC a request for acceleration of the effectiveness of such Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act, within two (2) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, (C) prior to the effective date of such Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, (D) such Registration Statement covering the First Closing Registrable Securities is not declared effective by the SEC prior to the 75th calendar day following the First Closing Date (or, in the event of a “review” by the SEC, the 120th calendar day following the First Closing Date), (E) after the effective date of such Registration Statement, the Registration Statement ceases for any reason to remain continuously effective as to all First Closing Registrable Securities included in such Registration Statement during the applicable Effectiveness Period, or PDL BioPharma, Inc. are otherwise not permitted to utilize the Prospectus therein during the applicable Effectiveness Period to resell such First Closing Registrable Securities, for more than thirty (30) consecutive trading days or more than an aggregate of sixty (60) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as a “First Closing Event”, and for purposes of clauses (A) and (D), the date on which such First Closing Event occurs, and for purpose of clause (B) the date on which such two (2) Business Day period is exceeded, and for purpose of clause (C) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (E) the date on which such thirty (30) trading day or sixty (60) calendar day period, as applicable, is exceeded being referred to as a “First Closing Event Date”), then, in addition to any other rights that PDL BioPharma, Inc. may have hereunder or under applicable law, on each such First Closing Event Date and on each monthly anniversary of each such First Closing Event Date (if the applicable First Closing Event shall not have been cured by such date) until the applicable First Closing Event is cured, the Company shall pay to PDL BioPharma, Inc. an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by PDL BioPharma, Inc. for the First Closing Registrable Securities issued in the First Closing (pro rated for partial months). Notwithstanding anything to the contrary herein or in the Purchase Agreement, in no event shall the aggregate amount of such partial liquidated damages (excluding interest) payable to PDL BioPharma, Inc. pursuant to this Section exceed, in the aggregate, 8.0% of the aggregate purchase price paid by PDL BioPharma, Inc. for the First Closing Registrable Securities issued in the First Closing. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within three (3) Business Days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to PDL BioPharma, Inc., accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of a First Closing Event.

(iii)
If, with respect to any Registration Statement covering the Second Closing Registrable Securities: (A) such Registration Statement covering the Second Closing Registrable Securities is not filed with the SEC on or prior to the Second Closing Filing Deadline (if the Company files a Registration Statement without affording the

Purchasers the opportunity to review and comment on the same as required by Section 3(c) herein, the Company shall be deemed to have not satisfied this clause (A)), (B) the Company fails to file with the SEC a request for acceleration of the effectiveness of such Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act, within two (2) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, (C) prior to the effective date of such Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, (D) such Registration Statement covering the Second Closing Registrable Securities is not declared effective by the SEC prior to the 150th calendar day following the Second Closing Date (or, in the event of a “review” by the SEC, the 240th calendar day following the First Closing Date), (E) after the effective date of such Registration Statement, the Registration Statement ceases for any reason to remain continuously effective as to all Second Closing Registrable Securities included in such Registration Statement during the applicable Effectiveness Period, or the Purchasers are otherwise not permitted to utilize the Prospectus therein during the applicable Effectiveness Period to resell such Second Closing Registrable Securities, for more than thirty (30) consecutive trading days or more than an aggregate of sixty (60) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as a “Second Closing Event”, and for purposes of clauses (A) and (D), the date on which such Second Closing Event occurs, and for purpose of clause (B) the date on which such two (2) Business Day period is exceeded, and for purpose of clause (C) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (E) the date on which such thirty (30) trading day or sixty (60) calendar day period, as applicable, is exceeded being referred to as a “Second Closing Event Date”), then, in addition to any other rights that the Purchasers may have hereunder or under applicable law, on each such Second Closing Event Date and on each monthly anniversary of each such Second Closing Event Date (if the applicable Second Closing Event shall not have been cured by such date) until the applicable Second Closing Event is cured, the Company shall pay to the Purchasers an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by the Purchasers for the Second Closing Registrable Securities issued in the Second Closing (pro rated for partial months). Notwithstanding anything to the contrary herein or in the Purchase Agreement, in no event shall the aggregate amount of such partial liquidated damages (excluding interest) payable to the Purchasers pursuant to this Section exceed, in the aggregate, 6.0% of the aggregate purchase price paid by the Purchasers for the Second Closing Registrable Securities issued in the Second Closing. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within three (3) Business Days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of a Second Closing Event.

(d)
If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(e)
Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter.” The Purchasers shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Purchasers’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(e), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. Any cut-back imposed on the Purchasers pursuant to this Section 2(e) shall be among the Purchasers on a pro rata basis and shall be applied first to any of the Registrable Securities of such Purchaser as such Purchaser shall designate, unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agree. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use commercially reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions relating thereto) shall again be applicable to such Cut Back Shares; provided, however, that the Filing Deadline for the Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restriction Termination Date.

(f)
Lock-Up Agreements. In connection with each Registration or sale of Registrable Securities conducted as an Underwritten Public Offering, the Company agrees, if requested, to cause its directors and officers to become bound by and to execute and deliver a customary lock-up agreement with the underwriter(s) of such Underwritten Public Offering restricting such directors’ and officers’ right to (a) transfer, directly or indirectly, any equity securities of the Company held by such directors and officers or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of such securities during the period commencing on the date of the final prospectus relating to the Underwritten Public Offering and ending on the date specified by the underwriters (such period not to exceed ninety (90) days in the case of any registration or sale, plus such additional period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on the publication or other distribution of research reports and analyst recommendations and opinions, if applicable). The terms of such lock-up agreements shall be negotiated among the Purchasers, the Company and the underwriters and shall include customary carve-outs from the restrictions on transfer set forth therein, including, but not limited to, carve-outs relating to transfers and dispositions in connection with (i) a bona fide gift or gifts, (ii) a transfer or disposition to any trust for the direct or indirect benefit of the holder or the immediate family of the holders, (iii) a qualified domestic order or in connection with a divorce settlement, (iv) a transfer or disposition to any investment fund, family partnership, family limited liability company or other entity controlled or managed by the holder, (v) a will or intestate succession to the legal representative, heir, beneficiary or immediate family of the holder upon the death of the holder, (vi) the exercise or exchange by the holder of any option or warrant to acquire any shares of Common Stock or options to purchase shares of Common Stock, in each case on a cash or on a “cashless” or “net exercise” basis, pursuant to any equity incentive plan of the Company approved by the Company’s Board of Directors, (vii) the holder’s receipt of any securities directly from the Company, including, but not limited to, equity awards received pursuant to any equity incentive plan of the Company approved by the Company’s Board of Directors, and (viii) any transfer made by or on behalf of the holder to satisfy tax withholding obligations pursuant to any equity incentive plans or arrangements approved by the Company’s Board of Directors; provided that, amongst other customary lock-up requirements, each transferee, donee or distributee shall agree to be bound by the lock-up agreement for the remainder of the lock-up period and any shares received or acquired by the holder pursuant to such transfers shall be subject to the terms of the lock-up agreement, as applicable.

SECTION 3. COMPANY OBLIGATIONS.
The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)
use best efforts to cause each such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Purchasers (the “Effectiveness Period”) and advise the Purchasers promptly in writing when the Effectiveness Period has expired;

(b)
prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)
provide copies to the Purchasers and permit a single legal counsel designated by PDL BioPharma, Inc. (and subject to the reasonable consent of the other Purchasers) to review each Registration Statement and all amendments and supplements in advance of their filing with the SEC and not file any document to which such counsel reasonably objects; provided that the Company shall have no obligation to delay the filing of such Registration Statement, amendment or supplement if such legal counsel provides comments or objections to such Registration Statement, amendment or supplement less than two (2) Business Days prior to the filing of such Registration Statement, amendment or supplement;

(d)
furnish to the Purchasers and their legal counsel (i) immediately after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than twenty-four hours after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment) and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser that are covered by the related Registration Statement;

(e)
use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment and to notify the Purchasers of the issuance of such order and the resolution thereof;

(f)
use commercially reasonable efforts to register or qualify (unless an exemption from the registration or qualification exists) or cooperate with the Purchasers and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such domestic jurisdictions as are reasonably requested by the Purchasers and do any and all other commercially reasonable acts or filings necessary or advisable to enable a distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdictions;

(g)
use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h)
immediately notify the Purchasers, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)
otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Purchasers in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchasers are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth full fiscal quarter following the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter);

(j)
with a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchasers to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Purchaser upon request, as long as such Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration;

(k)
obtain for delivery to the Purchasers being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Public Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Purchasers or underwriters, as the case may be, and their respective counsel;

(l)
in the case of an Underwritten Public Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Purchasers included in such Registration or sale, a comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(m)
in the case of an Underwritten Public Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(n)	take no direct or indirect action prohibited by Regulation M under the Exchange Act; and

(o)
take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the registration and/or disposition of such Registrable Securities in accordance with the terms of this Agreement.

SECTION 4. OBLIGATIONS OF THE PURCHASERS.

(a)
Each Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Purchaser of the information the Company requires from such Purchaser if such Purchaser is to have any of the Registrable Securities included in such Registration Statement. A Purchaser shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Purchaser is to have any of the Registrable Securities included in such Registration Statement. If any Purchaser fails to provide to the Company the information required by this Section 4(a) by such date, the Company shall not be obligated to include such Purchaser’s Registrable Securities in such Registration Statement and shall not be obligated to pay such Purchaser liquidated damages with respect to the lack of registration of such Registrable Securities under this Agreement.

(b)
Each Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

SECTION 5. INDEMNIFICATION.

(a)
Indemnification by the Company. The Company will indemnify and hold harmless each Purchaser and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls, or is alleged to control, such Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration to the extent Registrable Securities of such Purchaser were registered thereunder; or (v) any failure to register or qualify the Registrable Securities included in any such Registration

Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Purchaser’s behalf pursuant to a Purchaser’s affirmative request under Section 3(f) hereof; and the Company will reimburse such Purchaser, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, and provided further that the foregoing indemnity shall not apply to amounts paid in settlement of any loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company.

(b)
Indemnification by the Purchasers. Each Purchaser who is named in a Registration Statement as a selling stockholder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto and has not been corrected in a subsequent writing prior to the sale of the Registrable Securities thereunder; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any loss, claim, damage, liability or expense if such settlement is effected without the consent of such Purchaser. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Purchaser in connection with any claim relating to this Section 5 and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)
Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)
Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by a holder of Registrable Securities. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

SECTION 6. MISCELLANEOUS.

(a)
Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and each of the Purchasers. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of each of the Purchasers; provided that in the event such action or omission to act relates solely to First Closing Registrable Securities, the Company shall be required only to obtain the written consent of PDL BioPharma, Inc. to such action or omission to act.

(b)	Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in the Purchase Agreement.

(c)
Assignments and Transfers by Purchasers. The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchasers and their respective successors and assigns. A Purchaser may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Purchaser to such person, provided that such Purchaser complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d)
Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of each of the Purchasers, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Purchasers in connection with such transaction unless such securities are otherwise freely tradable by the Purchasers after giving effect to such transaction.

(e)
Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)
Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(g)	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)
Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)
Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)
Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)
Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each party to this Agreement hereby irrevocably waives any defense in any such action, suit or proceeding that it is not personally subject to the jurisdiction of the above named courts and to the fullest extent permitted by applicable law, that the action, suit or proceeding in any such court is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY

LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

(l)
Independent Nature of Purchaser’s Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Purchaser, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Purchaser.  It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among Purchasers.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	EVOFEM BIOSCIENCES, INC.

By:
Name:
Title:

PURCHASER:	PDL BIOPHARMA, INC.

By:
Name:
Title:

PURCHASER:	INVESCO ASSET MANAGEMENT LTD., as agent for and on behalf of its discretionary managed clients

By:
Name:
Title:

PURCHASER:	WOODFORD INVESTMENT MANAGEMENT LIMITED acting on behalf of funds under its management (WIM)

By:
Name:
Title:

EXHIBIT A
Plan of Distribution
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

an exchange distribution in accordance with the rules of the applicable exchange;

privately negotiated transactions;

short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

a combination of any such methods of sale; and

any other method permitted by applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 of the Securities Act and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

APPENDIX IV
VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (the “Agreement”) is made and entered into as of April 10, 2019, by and among Evofem Biosciences, Inc., a Delaware corporation (“Company”), PDL Biopharma, Inc., a Delaware corporation, and the other investors signatory hereto (each an “Investor” and collectively, the “Investors”).
WHEREAS, the Company, PDL BioPharma, Inc. and each Investor have entered into a Securities Purchase Agreement of even date herewith (the “Securities Purchase Agreement”);
WHEREAS, as of the date hereof, each of the Investors or its affiliates is the beneficial owner (as defined in Rule 13d‑3 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) of that number of shares of the outstanding capital stock of the Company and the holder of warrants to purchase common stock convertible into that number of shares of capital stock of the Company, in each case, as set forth on the signature page of this Agreement.
WHEREAS, as a condition and inducement to the willingness of the Company and PDL BioPharma, Inc. to enter into the Securities Purchase Agreement, each Investor has agreed to enter into this Agreement.
NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:
1.Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
(a)“Investor Shares” shall mean (i) all shares of capital stock of the Company beneficially owned by the Investors or their controlled affiliates as of the date hereof,

and (ii) all additional shares of capital stock of the Company which the Investors or its controlled affiliates acquire beneficial ownership of during the period from the date of this Agreement through the date of the Stockholder Approval (including by way of exercise of any convertible or derivative security, stock dividend or distribution, split‑up, recapitalization, combination, exchange of shares and the like).
(b)“Transfer” A Person shall be deemed to have effected a “Transfer” of a share if such Person directly or indirectly (i) sells, pledges, encumbers, hypothecates, assigns, grants an option with respect to (or otherwise enters into a hedging arrangement with respect to), transfers, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise) of such share or any interest in or right to such share, (ii) deposits any share into a voting trust or enters into a voting agreement or arrangement or grants any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii); provided, however, that the foregoing shall not include any floating charge security interest on the assets of Woodford Investment Management Limited acting on behalf of funds under its management (“WIM”).
2.Transfer Restrictions. The Investors agree that from the date hereof until the date of the Stockholder Approval, the Investors shall not Transfer (or cause, permit or commit to the Transfer of) any of the Investor Shares, or enter into any agreement relating thereto, except (i) transferring Investor Shares to any person, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement, (ii) transferring Investor Shares to any custodian or nominee for the purpose of holding such Investors Shares for the account of the Investor or its affiliates or (iii) transferring Investor Shares to any person where required by law or regulation, including those that have been established in accordance with UCITS (Undertaking for Collective Investment in Transferable Securities) Directive (such exceptions set forth in sections (i), (ii) and (iii), referred to as “Permitted Transfers”). Any Transfer (other than a Permitted Transfer), or purported Transfer (other than a Permitted Transfer), of Investor Shares in breach or violation of this Agreement shall be void and of no force or effect.
3.Agreement to Vote Shares.
(a)From the date hereof until the earlier of (x) the receipt of Stockholder Approval and (y) June 10, 2019, at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Investors (in the Investors’ capacity as such) agree to, unconditionally and irrevocably, vote, or to cause the holder of record on any applicable record date to vote, all Investor Shares that are then‑owned by the Investor and entitled to vote or act by written consent:
(i)in favor of any proposal as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of any Second Closing Securities and any Shares of Common Stock issuable upon exercise of the Common Warrants, and in favor of any other matters presented or proposed as to approval of the purchase and sale of the Securities or any part or aspect thereof or any other transactions contemplated by the Securities Purchase Agreement;
(ii)against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Securities Purchase Agreement or the purchase and sale of the Securities or any other transactions contemplated by the Securities Purchase Agreement;
(iii)against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant,

representation or warranty or any other obligation or agreement of the Company contained in the Securities Purchase Agreement, or of the Investors contained in this Agreement; and
(iv)in favor of any other matter necessary or appropriate to the consummation of the transactions contemplated by the Securities Purchase Agreement, including the purchase and sale of the Securities, subject to the fiduciary duties of such Investor.
Each of the Investors shall retain at all times the right to vote its Shares in its sole discretion and without any other limitation on any matters other than those set forth in clauses (i) through (iv), above, that are at any time or from time to time presented for consideration to the Company’s stockholders generally.
(b)The Investors shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4.Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Investor, or a designee of the Investors, who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office, including by voting, in his or her capacity as a director of the Company, in the Investors’, or their designees’, sole discretion on any matter (it being understood that this Agreement shall apply to the Investors solely in the Investors’ capacity as stockholders of the Company). In this regard, the Investors shall not be deemed to make any agreement or understanding in this Agreement in the Investors’ capacity as a director or officer of the Company.
5.Update of Beneficial Ownership Information. The Investors shall send to the Company and PDL BioPharma, Inc. a notice setting forth the number of Investor Shares beneficially owned by such Investor or its affiliates as of the record date of the Stockholder Meeting.
6.Representations and Warranties of the Investors. The Investors hereby represent and warrant to the Company as follows:
(a)Power; Organization; Binding Agreement. The Investors have full power and authority (or capacity, in the case of Investors that are natural persons) to execute and deliver this Agreement, to perform the Investors’ obligations hereunder and to consummate the transactions contemplated hereby. In the case of Investors that are not natural persons, such Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction). This Agreement has been duly executed and delivered by the Investors, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of the Investors, enforceable against the Investors in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)No Conflicts. None of the execution and delivery by the Investors of this Agreement, the performance by the Investors of their obligations hereunder or the consummation by the Investors of the transactions contemplated hereby will (i) result in a violation or breach of any agreement to which the Investor is a party or by which the Investor may be bound, including any voting agreement or voting trust, (ii) violate any law or order applicable to the Investor or (iii) violate the constituent or organizational document of such Investor, in the case of Investors that are not natural persons, except, in each case, as would not prevent or materially delay such Investor from performing such Investor’s obligations under this Agreement.
(c)Ownership of Shares. Each Investor, together with its affiliates, (i) is the sole beneficial owner of the shares of capital stock of the Company set forth on the signature page of this Agreement, all of which are free and clear of any lien (except any lien arising under securities laws or arising hereunder), (ii) is the beneficial owner of the warrants exercisable into the number of shares set forth on the signature page of this Agreement, all of which shares issuable upon the exercise of such warrants are free and clear of any lien (except any lien arising under securities laws or arising hereunder) and (iii) except as set forth on the signature page to this Agreement, does not own, beneficially or otherwise, any voting securities of the Company other than as set forth on the signature page of this Agreement.
(d)Voting Power. The Investors, or their affiliates, have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Investor Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and arising under the terms of this Agreement and subject, in the case of WIM, to the terms of the voting agreement and irrevocable proxy to vote stock of the Company entered into upon completion of the asset acquisition of Neothetics, Inc. on January 17, 2018, pursuant to which WIM’s voting share shall be limited to 19.5% of issued and outstanding voting stock of the Company for so long as WIM owns stock in excess of 19.5% of such issued and outstanding voting stock.
(e)No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Investors in his or her capacity as such.
(f)Reliance by the Company. The Investor understands and acknowledges that each of the Company and PDL BioPharma, Inc. is entering into the Securities Purchase Agreement in reliance upon the Investors’ execution and delivery of this Agreement.
(g)No Legal Actions. The Investors agree that the Investors will not in their capacity as an Investor of the Company bring, commence, institute, maintain, prosecute or voluntarily aid any Action, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Investors, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Securities Purchase Agreement, or the approval of the Securities Purchase Agreement by the Company’s board of directors, breaches any fiduciary duty of the Company’s board of directors or any member thereof.
7.Certain Restrictions. The Investors shall not, directly or indirectly, take any action that would make any representation or warranty of the Investors contained herein untrue or incorrect in any material respect.
8.Disclosure. The Investors shall permit the Company to disclose in all documents and schedules filed with the Commission that the Company reasonably determines to be necessary in connection with the Securities Purchase Agreement and any transactions related to the purchase and sale of the Securities, the Investors’ identity and ownership of Investor Shares and the nature of the Investors’ commitments, arrangements and understandings under this Agreement; provided that the Investors shall have a reasonable opportunity to review, comment upon and approve such disclosure prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed.
9.No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Investor Shares.

Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Investor Shares shall remain vested in and belong to the Investors.
10.Further Assurances. Subject to the terms and conditions of this Agreement, upon the reasonable request of the Company, the Investors shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Investors’ obligations under this Agreement.
11.Termination. This letter agreement shall terminate and shall have no further force or effect as of the date on which the Stockholder Approval is obtained. For the avoidance of doubt, if the Securities Purchase Agreement is terminated, this letter agreement shall immediately terminate and have no further force or effect except with respect to any breach occurring prior to such termination.
12.Miscellaneous.
(a)Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any governmental body of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the original intent of the parties hereto with respect to such provision.
(b)Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties (whether by operation of law or otherwise) without prior written consent of the other.
(c)Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.
(d)Specific Performance; Injunctive Relief. The parties hereto acknowledge that each of the Company and PDL BioPharma, Inc. shall be irreparably harmed and that there shall be no adequate remedy at law for a breach of any of the covenants or agreements of the Investors set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to each of the Company and PDL BioPharma, Inc. upon any such breach (or threatened breach), each of the Company and PDL BioPharma, Inc. shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available at law or in equity.
(e)Notices. All notices and other communications hereunder shall be made as set forth in the Securities Purchase Agreement.
(f)No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by the other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.
(g)No Third Party Beneficiaries. This Agreement is not intended to confer and does not confer upon any Person other than the parties hereto any rights or remedies hereunder.
(h)Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each party to this Agreement hereby irrevocably waives any defense in any such action, suit or proceeding that it is not personally subject to the jurisdiction of the above named courts and to the fullest extent permitted by applicable law, that the action, suit or proceeding in any such court is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
(i)Entire Agreement. This Agreement contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.
(j)Interpretation.
(i)Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”
(ii)The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.
(k)Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.
(l)No Agreement Until Executed. Irrespective of negotiations between the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (a) the Company’s board of directors has approved the transactions contemplated by the Securities Purchase Agreement, (b) the Securities Purchase Agreement is executed by all parties thereto and (c) this Agreement is executed by each party hereto.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.
EVOFEM BIOSCIENCES, INC.

By
Name:
Title:
PDL BIOPHARMA, INC.
By
Name:
Title:
INVESCO ASSET MANAGEMENT LTD., as agent for and on behalf of its discretionary managed clients
By
Name:
Title:
Shares beneficially owned as of the date hereof:
Company Shares
Company Shares issuable upon the exercise of Common Warrants
WOODFORD INVESTMENT MANAGEMENT LIMITED acting on behalf of funds under its management (WIM)
By
Name:
Title:
Shares beneficially owned as of the date hereof:
Company Shares

Company Shares issuable upon the exercise of Common Warrant

SCHEDULE 1
Name

Form of Affiliate Legend
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD BY AN AFFILIATE OF THE ISSUER AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 144 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION.”